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                                                                      Exhibit 16


                        [Arthur Andersen LLP Letterhead]


                                  May 15, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir:

We have read the first, second, third and fourth paragraphs of Item 4 included in the Form 8-K dated May 6, 2002 of Lafarge North America Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



                                    Very truly yours,
                                    /s/ Arthur Andersen LLP
                                    -----------------------
                                    Arthur Andersen LLP



cc: Larry J. Waisanen
    Executive Vice President and Chief Financial Officer,
    Lafarge North America